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                                                       Exhibit 23.1

                  CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Access Anytime Bancorp, Inc. on Form S-2 of our report dated February 9, 1996, on our audits of the consolidated financial statements of First Savings Bank, F.S.B. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in First Savings Bank, F.S.B.'s Annual Report for 1995 which is incorporated by reference in First Savings Bank, F.S.B.'s Annual Report on Form 10-KSB.


                                   /s/ Robinson Burdette Martin & Cowan, L.L.P.
                                   --------------------------------------------
                                   Robinson Burdette Martin & Cowan, L.L.P.

Lubbock, Texas
December 23, 1996